Exhibit (h)(1)
                                  Shares
BLACKROCK UTILITY AND INFRASTRUCTURE TRUST
COMMON SHARES OF BENEFICIAL INTEREST, PAR VALUE $0.001
PER SHARE
UNDERWRITING AGREEMENT
November [•], 2011

     November [•], 2011
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
UBS Securities LLC
Wells Fargo Securities, LLC
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
One Bryant Park
New York, New York 10036
UBS Securities LLC
299 Park Avenue
New York, New York 10171
Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152
Ladies and Gentlemen:
     BlackRock Utility and Infrastructure Trust, a Delaware statutory trust (the “Trust”), is a newly organized, non-diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Trust proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) [•] shares of its common shares of beneficial interest, par value $0.001 per share (the “Firm Shares”). The Trust also proposes to issue and sell to the several Underwriters not more than an additional [•] shares of its common shares of beneficial interest, par value $0.001 per share (the “Additional Shares”) if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the

Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares of beneficial interest, par value $0.001 per share of the Trust to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”
     BlackRock Advisors, LLC, a Delaware limited liability company (the “Investment Adviser”), acts as the Trust’s investment adviser pursuant to an Investment Management Agreement between the Investment Adviser and the Trust (the “Investment Management Agreement”). BlackRock Financial Management, Inc., a Delaware corporation (“BFM”) acts as the Trust’s sub-adviser pursuant to a Sub-Investment Advisory Agreement among BFM, the Investment Adviser and the Trust (the “BFM Sub-Advisory Agreement”). BlackRock Investment Management, LLC, a Delaware limited liability company (“BIM”) acts as the Trust’s sub-adviser pursuant to a Sub-Investment Advisory Agreement among BIM, the Investment Adviser and the Trust (the “BIM Sub-Advisory Agreement”). Each of BFM and BIM is referred to herein as a “Sub-Adviser” and together as the “Sub-Advisers.” The Investment Adviser, BFM and BIM are referred to together as the “Advisers.” The BFM Sub-Advisory Agreement and the BIM Sub-Advisory Agreement are referred to herein together as the “Sub-Advisory Agreements.”
     The Trust has filed with the Securities and Exchange Commission (the “Commission”) a notification on Form N-8A (the “Notification”) of registration of the Trust as an investment company and a registration statement on Form N-2, including a prospectus and a statement of additional information incorporated by reference in the prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares and filed with the Commission in accordance with Rule 497 of the Securities Act, including the statement of additional information incorporated therein by reference, is hereinafter referred to as the “Prospectus”; any prospectus delivered to any person by the Trust, the Adviser or any agent or affiliate thereof before such Registration Statement became effective, and any prospectus that omitted the information included in any such Prospectus that was omitted from such Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A that was used after such effectiveness and prior to the execution and delivery of this Agreement, including the statement of additional information contained therein, is herein referred to as a “preliminary prospectus.” If the Trust has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Investment Company Act and the Securities Act are hereinafter referred to collectively as the “Acts,” the Investment Advisers Act of 1940, as amended, is hereinafter referred to as the “Advisers Act” and the rules and regulations of the Commission under the Acts, the Advisers Act and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereinafter referred to collectively as the “Rules and Regulations.”
     For purposes of this Agreement, “Omitting Prospectus” means any advertisement used in the public offering of the Shares pursuant to Rule 482 of the Rules and Regulations (“Rule 482”) and “Time of Sale Prospectus” means the preliminary prospectus, dated October 26, 2011, including the statement of additional information incorporated therein by reference, and each Omitting Prospectus identified on Schedule II hereto as a Retail Omitting Prospectus, all considered together. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein, including the statement of additional information.
     1. Representations and Warranties of the Trust and the Advisers. The Trust and the Advisers, jointly and severally, represent and warrant to and agree with each of the Underwriters as of the date hereof that:
     (a) The Trust meets the requirements for the use of Form N-2 under the Acts. The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, nor has there been any order of suspension or revocation of registration of the Trust under the Investment Company Act pursuant to the Investment Company Act, and no proceedings for any such purpose have been instituted or are pending before or to the knowledge of the Trust or the Advisers threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.
     (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Acts and the applicable Rules and Regulations thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers did not, and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Trust in writing by such Underwriter through you expressly for use therein.
     (c) The Trust has been duly formed, has a legal existence as a statutory trust and is in good standing under the laws of the State of Delaware, has the statutory trust power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (i) could reasonably be expected to have a material adverse effect on the Trust’s performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business, operations or properties of the Trust, whether or not arising from transactions in the ordinary course of business (“Trust Material Adverse Effect”). The Trust has no subsidiaries.
     (d) The Trust is registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or to the knowledge of the Trust or the Advisers threatened by the Commission. No person is serving or acting as an officer or trustee of, or investment adviser to, the Trust except in accordance with the provisions of the Investment Company Act and the Advisers Act. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no trustee of the Trust is an “interested person” of the Trust or, to the knowledge of the Trust or the Advisers, an “affiliated person” of any Underwriter (each as defined in the Investment Company Act). For purposes of this Section 1(d), the Trust and each of the Advisers shall be entitled to rely on representations from such officers and trustees.
     (e) Each of this Agreement and the Investment Management Agreement, the Sub-Advisory Agreements, the Administration and Accounting Services Agreement between BNY Mellon Investment Servicing (US) Inc. and the Trust (the “Administration Agreement”),] the Custodian Agreement between The Bank of New York Mellon (the “Custodian”) and the Trust (the “Custodian Agreement”), the Foreign

Custody Manager Agreement between the Custodian and the Trust (the “Foreign Custody Agreement”) and the Transfer Agency Agreement between The Bank of New York Mellon (the “Transfer Agent”) and the Trust (the “Transfer Agency Agreement”) (the Investment Management Agreement, the Sub-Advisory Agreements, the Administration Agreement, the Custodian Agreement, the Foreign Custody Agreement and the Transfer Agency Agreement being referred to herein collectively as the “Fundamental Agreements”) has been duly authorized, executed and delivered by the Trust. Each Fundamental Agreement complies with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Each Fundamental Agreement is a valid and binding agreement of the Trust, enforceable in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally (whether statutory or decisional) and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law). The Trust has adopted the Dividend Reinvestment Plan (the “Plan”).
     (f) None of (A) the execution and delivery by the Trust of, and the performance by the Trust of its obligations under, this Agreement and each Fundamental Agreement or the adoption by the Trust of the Plan, or (B) the issue and sale by the Trust of the Shares as contemplated by this Agreement contravenes or will contravene (i) any provision of applicable law, (ii) the Agreement and Declaration of Trust (the “Declaration”) and By-laws of the Trust, (iii) any agreement or other instrument binding upon the Trust that is material to the Trust or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust, whether foreign or domestic, except in the case of (i), (iii) or (iv) above, where such contravention does not or would not have a Trust Material Adverse Effect. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Trust of its obligations under this Agreement, the Fundamental Agreements or the Plan, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares, or such as which failure to obtain would not have a Trust Material Adverse Effect.
     (g) The authorized shares of beneficial interest of the Trust conforms in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus under the heading “Description of Capital Structure”, and the Declaration and By-laws of the

Trust, the Fundamental Agreements and the Plan conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (h) The Declaration and By-laws of the Trust, the Fundamental Agreements and the Plan comply with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Trust’s shareholders and Board of Trustees have been obtained and are in full force and effect.
     (i) The Fundamental Agreements and the Plan are in full force and effect and the Trust is not in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Trust thereunder, except to the extent that such default would not, individually or in the aggregate, have a Trust Material Adverse Effect. The Trust is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, except to the extent that such default would not have a Trust Material Adverse Effect.
     (j) The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable (except as set forth in Section 3.8 of the Declaration).
     (k) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable (except as set forth in Section 3.8 of the Declaration), and the issuance of the Shares will not be subject to any preemptive or similar rights.
     (l) The Shares and any Common Shares outstanding prior to the issuance of the Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. The Trust’s registration statement on Form 8-A under the Exchange Act is effective.
     (m) Each Omitting Prospectus used with the consent of the Trust (i) complies in all material respects with the requirements of Rule 482, (ii) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in light of the circumstances under which it was made, not misleading, (iii) complies in all material respects with the Acts, the Rules and Regulations and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (iv) was provided to you and your counsel for filing. Except for the Omitting Prospectuses identified on Schedule II hereto, the Trust has not prepared, used or referred to and will not, without your prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, prepare, use or refer to any prospectus or other advertising material in reliance upon Rule 482 of the Rules and Regulations.
     (n) The responses of the Trust to the questionnaire relating to the FINRA conduct rules provided to the Underwriters or to counsel for the Underwriters in connection with the letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules are true, complete and correct in all material respects.
     (o) The Trust intends to direct the investment of the proceeds of the offering described in the Time of Sale Prospectus and the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and the Trust is eligible and intends to qualify as a regulated investment company under Subchapter M of the Code.
     (p) There has not occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects, properties or operations of the Trust from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Trust which are material to the Trust other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.
     (q) There are no legal or governmental proceedings pending or, to the knowledge of the Trust, threatened to which the Trust is a party or to which any of the properties of the Trust is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not have a Trust Material Adverse Effect, or on the power or ability of the Trust to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Acts and the applicable Rules and Regulations in all material respects.
     (r) The Trust has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a Trust Material Adverse Effect.
     (s) Each preliminary prospectus (including the statement of additional information incorporated therein by reference) filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 of the Rules and Regulations, complied when so filed in all material respects with the Acts and the applicable Rules and Regulations.
     (t) The statement of assets and liabilities, together with the related notes to such statements, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus presents fairly in all material respects the financial position of the Trust as of the date indicated and said statement has been prepared in conformity with generally accepted accounting principles. Deloitte & Touche LLP, whose report appears in the Time of Sale Prospectus and the Prospectus and who have certified the financial statements and supporting schedules, if any, included in the Registration Statement, is an independent registered public accounting firm as required by the Acts and the applicable Rules and Regulations.
     (u) There are no material restrictions, limitations or regulations with respect to the ability of the Trust to invest its assets as described in the Time of Sale Prospectus and the Prospectus, other than as described therein.
     (v) All advertisements authorized by the Trust for use in the offering of the Shares complied and will comply in all material respects with the requirements of the Acts, the applicable Rules and Regulations and the rules and regulations of FINRA and there are no such advertisements authorized by the Trust or the Advisers other than (i) the Omitting Prospectuses identified in Schedule II hereto and (ii) any advertisement that complies with Rule 135a of the Rules and Regulations and that you have approved in writing.
     (w) There are no contracts, agreements or understandings between the Trust and any person granting such person the right to require the Trust to file a registration statement under the Securities Act with respect to any securities of the Trust or to require the Trust to include such securities with the Shares registered pursuant to the Registration Statement.
     (x) The expense summary information set forth in the Time of Sale Prospectus and the Prospectus under the caption “Summary of Trust Expenses” has been prepared in accordance with the requirements of Form

N-2 and any fee projections or estimates, if applicable, are reasonably based and believed, at the time such projections or estimates were made, to be attainable.
     (y) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Trust has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Trust has not purchased any of its outstanding shares of beneficial interest, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares of beneficial interest (other than, in the event this representation and warranty is made after the Closing Date, ordinary and customary dividends declared and payable after the Closing Date); and (iii) there has not been any material change in the shares of beneficial interst, short-term debt or long-term debt of the Trust except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
     (z) The Trust owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business now operated by it; provided that the Trust’s right to use the name “BlackRock” is limited as set forth in Section 16 of the Investment Management Agreement. The Trust does not own any intellectual property concerning the name “BlackRock.” The Trust has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Trust Material Adverse Effect.
     (aa) The Trust maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since the date of the Trust’s most recent audited financial statements included or incorporated by reference in the Prospectus, there has been (i) no material weakness in the Trust’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Trust’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Trust’s internal control over financial reporting. The Trust maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act) and such disclosure controls and procedures are effective as required by the Investment Company Act and the applicable Rules and Regulations.
     (bb) Neither the Trust nor, to the knowledge of the Trust or the Advisers, any employee nor agent of the Trust has made any payment of funds of the Trust or received or retained any funds on behalf of the Trust, which payment, receipt or retention is of a character required to be disclosed in the Time of Sale Prospectus, the Prospectus or the Registration Statement.
     (cc) To the knowledge of the Trust and the Advisers, The Bank of New York Mellon is duly enrolled as a participant in the Fast Automated Transfer Program (FAST) of The Depository Trust Company (“DTC”).
     (dd) The Trust does not own any real property and the Trust does not hold under lease any real property or buildings.
     (ee) Neither the Trust nor any of its subsidiaries, trustees, officers, or employees, nor, to the Trust’s knowledge, any affiliate (within the meaning of Rule 405), agent or representative of the Trust or of any of its subsidiaries, has taken or will take any action in connection with the Trust in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Trust and to the Trust’s knowledge its affiliates (within the meaning of Rule 405) have conducted their businesses in compliance with applicable anti-corruption laws including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (ff) The operations of the Trust are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism

Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Trust conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Trust with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Trust or the Advisers, threatened.
     (gg) (i) The Trust represents that neither the Trust nor any of its subsidiaries, trustees, officers, employees, nor, to the Trust’s or Adviser’s knowledge, any affiliate (within the meaning of Rule 405), agent or representative of the Trust or any of its subsidiaries, is an individual or entity (“Trust Person”) that is, or is owned or controlled by a Trust Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).
          (ii) The Trust represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Trust Person: (A) to fund or facilitate any activities or business of or with any Trust Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Trust Person (including any Trust Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
          (iii) The Trust represents and covenants that, for the past five (5) years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Trust Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     2. Representations and Warranties of the Advisers. Each Adviser, severally and not jointly, represents and warrants to and agrees with each of the Underwriters as of the date hereof that:
     (a) Such Adviser has been duly organized, is validly existing as a limited liability company, in the case of the Investment Adviser, as a corporation, in the case of BFM, and as a limited liability company, in the case of BIM, each in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (i) would not reasonably be expected to have a material adverse effect on such Adviser’s performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business, operations or properties of such Adviser, whether or not arising from transactions in the ordinary course of business (“Adviser Material Adverse Effect”). Such Adviser has no subsidiaries.
     (b) Such Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement as an investment adviser to the Trust as contemplated by the Time of Sale Prospectus and the Prospectus, in the case of the Investment Adviser, or from acting as the sub-adviser under the applicable Sub-Advisory Agreement, in the case of a Sub-Adviser, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of such Adviser, threatened by the Commission.
     (c) This Agreement and each of the Investment Management Agreement, the Sub-Advisory Agreements, the Structuring Fee Agreement between the Investment Adviser and Morgan Stanley & Co. LLC dated November [•], 2011 and the Syndication Fee Agreement between the Investment Adviser and Morgan Stanley & Co. LLC dated November [•], 2011 (the “Morgan Stanley Fee Agreements”), the Structuring Fee Agreement between the Investment Adviser and Citigroup Global Markets Inc. dated November [•], 2011 (the “Citi Fee Agreement”), the Structuring Fee Agreement between the Investment Adviser and Merrill Lynch, Pierce, Fenner & Smith Incorporated dated November [•], 2011 (the “Merrill Lynch Fee Agreement”), the Structuring Fee Agreement between the Investment Adviser and UBS Securities LLC dated November [•], 2011 (the “UBS Fee Agreement”), the Structuring Fee Agreement between the Investment Adviser and Wells Fargo Securities, LLC dated November [•], 2011 (the “Wells Fargo Fee Agreement”) and the Structuring Fee Agreement between the Investment Adviser and Ameriprise Financial Services, Inc. dated November [•], 2011 (the “Ameriprise Fee Agreement”) (the Morgan Stanley Fee Agreements, the Citi Fee Agreement, the Merrill Lynch Fee Agreement, the UBS Fee Agreement, the Wells Fargo Fee Agreement and the Ameriprise Fee Agreement are referred to herein, collectively, as the “Fee Agreements”

and the Investment Management Agreement, the Sub-Advisory Agreements and the Fee Agreements are referred to herein, collectively, as the “Adviser Agreements”) to which such Adviser is a party has been duly authorized, executed and delivered by such Adviser. Each of the Adviser Agreements to which such Adviser is a party complies with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Each of the Adviser Agreements to which such Adviser is a party is a valid and binding agreement of such Adviser, enforceable in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and subject to the qualification that the enforceability of such Adviser’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally (whether statutory or decisional) and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law). The representations and warranties made by the Investment Adviser in this paragraph in regards to the Fee Agreements are made only as of the Closing Date and the Investment Adviser makes no representation or warranty as to the enforceability of the Fee Agreements against, or as to a conflict or breach of law or the need for any consent, approval or authorization owing to, or as result of or arising out of the legal or regulatory status of, any Underwriter party to such an agreement.
     (d) The execution and delivery by such Adviser of, and the performance by such Adviser of its obligations under the Adviser Agreements to which it is a party will not contravene (i) any provision of applicable law or (ii) the operating agreement or By-laws of such Adviser or (iii) any agreement or other instrument binding upon the Adviser that is material to such Adviser or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Adviser, whether foreign or domestic, except in the case of (i), (iii) or (iv) above where such contravention would not have an Adviser Material Adverse Effect. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by such Adviser of its obligations under the Adviser Agreements to which it is a party, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act or the applicable Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares by the Underwriters pursuant to this Underwriting Agreement, or such as which the failure to obtain would neither have an Adviser Material Adverse Effect nor a Trust Material Adverse Effect.

     (e) There are no legal or governmental proceedings pending or, to the knowledge of such Adviser, threatened to which such Adviser is a party or to which any of the properties of such Adviser is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not, individually or in the aggregate, have an Adviser Material Adverse Effect, or a material adverse effect on the power or ability of such Adviser to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents applicable to such Adviser that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (f) Such Adviser has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent described in the Prospectus or that the failure to obtain or file the foregoing would not have an Adviser Material Adverse Effect or a Trust Material Adverse Effect.
     (g) Such Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Time of Sale Prospectus and the Prospectus and by the Adviser Agreements to which it is a party .
     (h) The Investment Management Agreement and the Sub-Advisory Agreements to which such Adviser is a party are in full force and effect and such Adviser is not in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by such Adviser under such document.
     (i) All information furnished by such Adviser for use in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including, without limitation, the description of such Adviser, does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading (in the case of the Time of Sale Prospectus and Prospectus, in light of the circumstances under which such statement was made).

     (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, business prospects, properties or operations of such Adviser from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by such Adviser which are material to such Adviser other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.
     (k) Neither such Adviser nor any director, officer, employee, nor, to such Adviser’s knowledge, any agent, affiliate (within the meaning of Rule 405) or representative of such Adviser, has taken or will take any action in connection with the Fund in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and such Adviser and its affiliates have conducted their businesses in compliance with applicable anti-corruption laws including, without limitation, the FCPA, and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (l) The operations of such Adviser are and have been conducted at all times in compliance with the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Adviser with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Adviser, threatened.
     (m) (i) Such Adviser represents that neither it nor any director, officer, employee, nor, to such Adviser’s knowledge, any agent, affiliate (within the meaning of Rule 405) or representative of such Adviser, is an individual or entity (“Adviser Person”) that is, or is owned or controlled by an Adviser Person that is: (A) the subject of any Sanctions, nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).
          (ii) Such Adviser represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Adviser Person: (A) to fund or facilitate any activities or business of or with any Adviser Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Adviser Person (including any Adviser Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
          (iii) Such Adviser represents and covenants that, for the past five (5) years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Adviser Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     3. Agreements to Sell and Purchase. The Trust hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Trust the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $19.10 a share (the “Purchase Price”).
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Trust agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [NUMBER OF ADDITIONAL SHARES] Additional Shares at the Purchase Price, less an amount per share equal to any dividends or distributions declared by the Trust and payable on the Firm Shares but not payable on the Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice, substantially in the form of Exhibit C hereto, not later than 45 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     The Trust hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; provided that nothing in this paragraph shall prevent the Trust from issuing Common Shares pursuant to the Plan. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Trust issues an earnings release or material news or a material event relating to the Trust occurs, or (y) prior to the expiration of the 180-day restricted period, the Trust announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Trust will provide Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, on behalf of the Underwriters, with prior notice of any such announcement that gives rise to an extension of the restricted period. The agreements contained in this paragraph shall not apply to the Shares to be sold hereunder or any Common Shares issued pursuant to the Plan.
     4. Terms of Public Offering. The Trust and the Advisers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Trust and the Advisers are further advised by you that the Shares are to be offered to the public initially at $20.00 a share (the “Public Offering Price”), and to certain dealers selected by you at a price that represents a concession not in excess of $[0.60] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[0.10] a share, to any Underwriter or to certain other dealers.
     5. Payment and Delivery. Payment for the Firm Shares shall be made to the Trust in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on November [•], 2011, or at such other time on the same or such other date, not later than [10 business days after Closing Date], as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

     Payment for any Additional Shares shall be made to the Trust in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [45 DAYS AFTER November [•], 2011 PLUS 10 BUSINESS DAYS], as shall be designated in writing by you.
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you through the facilities of DTC on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     6. Conditions to the Underwriters’ Obligations. The respective obligations of the Trust and the Advisers and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than [•] P.M. (New York City time) on the date hereof.
     The several obligations of the Underwriters are subject to the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), (1) in the case of the Trust, there shall not have occurred (A) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6, or (B) any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, business prospects, properties or operations of the Trust, whether or not arising from transactions in the ordinary course of business, from that set forth in the Time of Sale Prospectus and, (2) in the case of each Adviser, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, business prospects, properties, operations, management or personnel of the Adviser, whether or not arising from transactions in the ordinary course of business, from that set forth in the Time of Sale Prospectus, the effect of which in any case referred to in clause (1) or (2) above is, in the sole judgment of the Representatives, so material and adverse and that makes it, in the Representatives’ judgment, impracticable or inadvisable to market the

Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date certificates, dated the Closing Date, of the chief executive officer and chief financial officer (or officers acting in similar capacities) of the Trust and an executive officer of each Adviser, to the effect (i) that no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are, as of the Closing Date, pending before or, to the knowledge of the Trust or such Adviser, threatened by the Commission, (ii) that the representations and warranties of the Trust or such Adviser contained in this Agreement are true and correct as of the Closing Date, (iii) that the Trust or such Adviser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, and (iv) as set forth in Section 6(a) above, with respect to the Trust or such Adviser, as applicable.
     Each officer signing and delivering such a certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) Each of the Advisers and the Trust shall have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date.
     (d) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), special counsel for the Trust, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the representatives of the Underwriters, to the effect set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto,
     (e) The Underwriters shall have received on the Closing Date (i) an opinion of internal, counsel for the Adviser, (ii), an opinion of internal, counsel for BFM, and (iii) an opinion of internal, counsel for BIM, each dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the representatives of the Underwriters, to the effect respectively set forth in Exhibit A-4, Exhibit A-5 and Exhibit A-6 hereto.
     (f) The Underwriters shall have received on the Closing Date the favorable opinion of Clifford Chance US LLP (“Clifford Chance”), counsel for the Underwriters, dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.
     In rendering the opinions described in Section 6(f) above, as to matters of Delaware law, Clifford Chance may rely on the opinion of Skadden, so long as a copy of such opinion of Skadden is delivered to you and is in form and substance reasonably satisfactory to you and your counsel, and such opinion of Skadden expressly permits reliance thereon by Clifford Chance for purposes of rendering the foregoing opinion.
     (g) The Underwriters shall have received on the Closing Date a certificate, dated as of the Closing Date, from a duly authorized officer of each of the Custodian and the Transfer Agent, certifying that the Custodian Agreement and the Transfer Agency Agreement, as applicable, is in full force and effect and is a valid and binding agreement of the Custodian or the Transfer Agent, as applicable.
     (h) The Underwriters shall have received on the Closing Date a certificate from a duly authorized officer of the Adviser certifying that the Administration Agreement is in full force and effect and is a valid and binding agreement of the Adviser.
     (i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Time of Sale Prospectus, provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (j) All filings, applications and proceedings taken by the Trust and the Advisers in connection with the organization and registration of the Trust and the Shares under the Acts and the applicable Rules and Regulations shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.
     (k) No action, suit, proceeding, inquiry or investigation shall have been instituted or, to the knowledge of the Trust or the Advisers, threatened by the Commission which would adversely affect the Trust’s standing as a registered investment company under the Investment Company Act or the standing of the Adviser or Sub-Adviser as a registered investment adviser under the Advisers Act.
     (l) The Shares shall have been duly authorized for listing on the New York Stock Exchange, subject only to official notice of issuance thereof.
     (m) On the Closing Date, the Adviser shall deliver to each of the other parties to the Fee Agreements copies of the Fee Agreements,

executed by such Adviser and dated the Closing Date, together with reproduced copies of such agreements executed by the Adviser for each of the other parties thereto.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Trust and the Advisers, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares, and officers’ certificates and opinions of Skadden, internal counsel for the Investment Adviser, internal counsel for BFM, internal counsel for BIM and Clifford Chance to the effect set forth above, except that such certificates and opinions shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.
     7. Covenants of the Trust and the Advisers. In further consideration of the agreements of the Underwriters herein contained, the Trust and the Advisers, jointly and severally, covenant and agree with each Underwriter as follows:
     (a) To notify you promptly, and confirm such notice in writing, (i) of the institution of any proceedings pursuant to Section 8(e) of the Investment Company Act and (ii) of the happening of any event during the period mentioned in Section 7(h) below which in the judgment of the Trust makes any statement in the Notification, the Registration Statement the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Notification, the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or an order pursuant to Section 8(e) of the Investment Company Act, the Trust will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.
     (b) To furnish to you, without charge, three signed copies of each of the Notification and the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of each of the Notification and the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) below, as many copies of the Time of Sale Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

     (c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 497 of the Rules and Regulations any prospectus required to be filed pursuant to such Rule.
     (d) To furnish to you a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Trust and not to use or refer to any proposed Omitting Prospectus to which you reasonably object.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order that the Time of Sale Prospectus not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) The Trust will use the net proceeds received by it from the sale of the Shares in the manner specified in the Time of Sale Prospectus and the Prospectus.
     (g) The Trust and the Advisers will not take any action designed to cause or result in the manipulation of the price of any security of the Trust to facilitate the sale of Shares in violation of the Acts or the Exchange Act and the applicable Rules and Regulations, or the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

     (h) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Trust) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (i) To use its reasonable best efforts to maintain the Trust’s qualification as a regulated investment company under Subchapter M of the Code.
     (j) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (k) To make generally available to the Trust’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations, including Rule 158, of the Commission thereunder.
     (l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Trust and the Advisers under this Agreement, including: (i) the fees, disbursements and expenses of the Trust’s counsel and the Trust’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Notification, the Registration Statement, any preliminary prospectus, the Time of Sale

Prospectus, the Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Trust and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification, if any, of the Shares for offer and sale under state securities laws as provided in Section 7(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost, if any, of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Trust relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Trust, travel and lodging expenses of the representatives and officers of the Trust and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Trust hereunder for which provision is not otherwise made in this Section. The Trust and the Investment Adviser agree that the Trust will pay the foregoing costs and expenses incident to the performance of the obligations of the Trust under this Agreement to the extent such costs and expenses, together with the organizational expenses of the Trust, do not exceed, in the aggregate, $0.04 per Share sold under this Agreement, and the Investment Adviser agrees to pay (a) all the foregoing costs and expenses incident to the performance of the obligations of the Fund under this Agreement that, together with the organizational expenses of the Trust, exceed, in the aggregate, $0.04 per Share sold under this Agreement and (b) the foregoing costs and expenses incident to the performance of the obligations of the Investment Adviser under this Agreement. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     (m) The Trust will not declare or pay any dividend or other distribution on any of the Common Shares unless a holder of such Common Shares that was not a holder of record until the close of business on [45 DAYS AFTER November [•], 2011 PLUS 10 BUSINESS DAYS] would be entitled to receive the full amount thereof.
     8. Indemnity and Contribution. (a) Each of the Trust and the Advisers, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its directors or trustees (as the case may be), each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the affiliates of any Underwriter within the meaning of Rule 405 of the Rules and Regulations that have participated as a broker/dealer or selling agent in the offering from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Omitting Prospectus, any preliminary prospectus (including any statement of additional information incorporated therein by reference), the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Omitting Prospectus, preliminary prospectus, the Time of Sale Prospectus or the Prospectus, in light of the circumstances in which they were made), except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Trust or the Advisers in writing by such Underwriter through you expressly for use therein.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Trust and the Advisers, its directors or trustees (as the case may be), and each officer of the Trust who signs the Registration Statement and each person, if any, who controls the Trust or any Adviser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Trust and the Advisers to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Trust or the Advisers in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus (including any statement of additional information incorporated therein by reference), the Time of Sale Prospectus, any Omitting Prospectus or Prospectus or any amendments or supplements thereto.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or Section 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and all persons who are affiliates of any Underwriters within the meaning of Rule 405 of the Rules and Regulations that have participated as a broker/dealer in the offering, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Trust, its trustees, its officers who sign the Registration Statement and each person, if any, who controls the Trust within the meaning of either such Section, and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Advisers, their directors or trustees, as the case may be, and each person, if any, who controls any of the Advisers within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons, agents, directors, officers and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC. In the case of any such separate firm for the Trust, and such trustees, officers and control persons of the Trust, such firm shall be designated in writing by the Trust. In the case of any such separate firm for the Advisers, and such directors and control persons of the Advisers, such firm shall be designated in writing by the Adviser. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) To the extent the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Advisers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Trust and the Advisers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Advisers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Trust and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Trust and the Advisers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust or any of the Advisers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
     (e) The Trust, the Advisers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Trust and each of the Advisers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, or any affiliate that has participated as a broker/dealer in the offering of any Underwriter or by or on behalf of any of the Advisers, their officers or directors or any person controlling the Advisers or by or on behalf of the Trust, its officers or trustees or any person controlling the Trust and (iii) acceptance of and payment for any of the Shares.
          (g) Notwithstanding any other provisions in this Section 8, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(j) of the 1940 Act.
     9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Trust, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Trust shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, (v) there has been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Advisers, whether or not arising in the ordinary course of business, or (vi) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Trust for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Trust or the Advisers. In any such case either you or the Trust shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Trust or any of the Advisers to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Trust or any of the Advisers shall be unable to perform its obligations under this Agreement, the Trust and the Advisers, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Trust, the Advisers and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     (b) The Trust and the Advisers acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Trust, the Advisers or any other person affiliated with the Trust or the Advisers, (ii) the Underwriters owe the Trust and the Advisers only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the

Underwriters may have interests that differ from those of the Trust and the Advisers. The Trust and the Advisers waive to the full extent permitted by applicable law any claims any of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     15. Waiver of Jury Trial. Each of the Trust, the Adviser, the Subadviser and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of: Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to the ECM Legal Department; UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention [•] and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention [•]; if to the Trust, the Adviser or a Sub-Adviser, shall be delivered, mailed or sent to [•], Attention: [•].
[Remainder of page intentionally left blank]

Very truly yours, BLACKROCK UTILITY AND INFRASTRUCTURE TRUST
By:
Name:
Title:

BLACKROCK ADVISORS, LLC
By:
Name:
Title:

BLACKROCK FINANCIAL MANAGEMENT, INC.
By:
Name:
Title:

BLACKROCK INVESTMENT MANAGEMENT, INC.
By:
Name:
Title:

Accepted as of the date hereof
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
UBS Securities LLC
Wells Fargo Securities, LLC
Acting severally on behalf of themselves and
     the several Underwriters named in
     Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

By:	UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

By:	Wells Fargo Securities, LLC

By:
	Name:	Jerry Raio
	Title:	Managing Director

SCHEDULE I

Number of Firm
Shares To Be
Underwriter	Purchased
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Wells Fargo Securities, LLC
Ameriprise Financial Services, Inc. [Other Underwriters]

Total:

Sch. I

SCHEDULE II
Omitting Prospectuses
1.	Retail Omitting Prospectus:

Investor Guide dated October 26, 2011.

2.	The following documents labeled “For Registered Representative Use Only”:

Financial Advisor Guide dated October 26, 2011.
Sch. II

SCHEDULE III
Pricing Information
1.	Price per share to the Public: $20.00

2.	Number of Shares Sold: [•]

3.	Number of Additional Shares: [•]
Sch. III